As filed with the Securities and Exchange Commission on October 22, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Milestone Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Québec	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1111 Dr. Frederik-Philips Boulevard, Suite 420

Montréal, Québec CA H4M 2X6

(514) 336-0444

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph Oliveto

Chief Executive Officer

Milestone Pharmaceuticals USA Inc.

7422 Carmel Executive Park Drive

Suite 300

Charlotte, NC 28226

(514) 336-0444

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan S. Sansom Marc Recht Divakar Gupta Cooley LLP 500 Boylston Street, 14th Floor Boston, MA 02116 (617) 937-2300	Nathalie Beauregard Francois Paradis Osler, Hoskin & Harcourt LLP 1000 De La Gauchetière Street West, Suite 2100 Montréal, Québec CA H3B 4W5 (514) 904-8100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☒ 333-239318

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

	Proposed
	Maximum	Amount of
Title of Each Class of	Aggregate	Registration
Securities to be Registered	Offering Price(1)	Fee(2)
Common Shares, no par value per share	(1)	-
Warrants to purchase Common Shares, no par value per share	(1)	-
Total	$1,753,450	$191.31

(1)	The Registrant previously registered the offer and sale of certain securities, including common shares, no par value (the “Common Shares”) and warrants to purchase Common Shares having a proposed maximum aggregate offering price of $100,000,000 pursuant to a Registration Statement on Form S-3 (File No. 333-239318), which was declared effective by the Securities and Exchange Commission on July 6, 2020 (the “Related Registration Statement”). As of the date hereof, a balance of $50,000,000 of such securities remains to be offered and sold under the Related Registration Statement. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) an additional amount of the Registrant’s Common Shares and warrants to purchase its Common Shares having a proposed maximum aggregate offering price of $1,753,450 is hereby registered, representing no more than 20% of the maximum aggregate offering price of unsold securities under the Related Registration Statement.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION
OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act and General Instruction IV(A) to Form S-3 to register an additional $1,753,450 of the Registrant’s securities. In accordance with Rule 462(b), this Registration Statement incorporates by reference the contents of the Registrant’s Registration Statement on Form S-3 (File No. 333-239318), initially filed with the Commission on June 19, 2020, and declared effective by the Commission on July 6, 2020, including all exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

The required opinions and consents are listed on the Exhibit Index set forth below and filed herewith.

EXHIBIT INDEX

Exhibit		Incorporation By Reference
Number	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date
5.1	Opinion of Osler, Hoskin & Harcourt LLP.	-	-	-	-
5.2	Opinion of Cooley LLP.	-	-	-	-
23.1	Consent of Independent Registered Public Accounting Firm.	-	-	-	-
23.2	Consent of Osler, Hosking & Harcourt LLP (contained in Exhibit 5.1)	-	-	-	-
23.3	Consent of Cooley LLP (contained in Exhibit 5.2).	-	-	-	-
24.1	Power of Attorney (incorporated by reference).	S-3	333-239318	24.1	June 19, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montréal, Province of Québec, Canada, on October 22, 2020.

MILESTONE PHARMACEUTICALS INC.

By:	/s/ Joseph Oliveto
Joseph Oliveto President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Oliveto Joseph Oliveto	President, Chief Executive Officer and Director (Principal Executive Officer)	October 22, 2020

/s/ Amit Hasija Amit Hasija	Chief Financial Officer and Executive Vice President of Corporate Development (Principal Financial Officer and Principal Accounting Officer)	October 22, 2020

* Paul Edick	Director	October 22, 2020

* Debra K. Liebert	Director	October 22, 2020

* Richard Pasternak, M.D.	Director	October 22, 2020

* Michael Tomsicek	Director	October 22, 2020

* Paul Truex	Director	October 22, 2020

Robert J. Wills. PhD	Director	October 22, 2020

Lisa M. Giles	Director	October 22, 2020

By:	/s/ Joseph Oliveto
Joseph Oliveto Attorney-in-Fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Milestone Pharmaceuticals Inc. has signed this registration statement on the 22nd day of October, 2020.

MILESTONE PHARMACEUTICALS INC.

By:	/s/ Joseph Oliveto
Joseph Oliveto President and Chief Executive Officer